EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-3 of our report dated March 9, 2004, appearing in the Annual Report on Form 10-K of Sears Roebuck Acceptance Corp. (a wholly-owned subsidiary of Sears, Roebuck and Co.) for the year ended January 3, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 9, 2004